Exhibit 10.1


                              EMPLOYMENT AGREEMENT
                              --------------------


               I, John R. Klopp, agree to the terms and conditions of employment with Capital Trust, Inc. (the "CT") and CT Investment Management Co., LLC ("CTIMCO" and together with CT, the "Company") set forth in this Employment Agreement (this "Agreement") dated as of February 24, 2004.

               1. Term of Employment. My employment under this Agreement shall commence effective as of July 15, 2004 ("Effective Date") and shall end on December 31, 2008 ("Expiration Date") or such earlier date on which my employment is terminated under Section 5 of this Agreement (the period from the Effective Date through the Expiration Date, or such earlier termination as provided for herein being referred to herein as the "Term"). On or before 180 days prior to the Expiration Date, the parties shall discuss the possibility of renewal or extension of this Agreement on mutually satisfactory terms. If no agreement shall be reached regarding the terms and conditions of such extension or renewal prior to the Expiration Date, this Agreement shall terminate as of the Expiration Date. If the Company continues to employ me beyond the Expiration Date without entering into a written agreement extending the term of this Agreement, except as provided in a new written employment agreement between the Company and me, I shall continue to receive the base salary in effect as of the Expiration Date for as long as I remain employed by the Company, but all other obligations and rights under this Agreement shall prospectively lapse as of the Expiration Date, except my right to payment of compensation accrued or earned prior to the Expiration Date or any other rights which by their terms extend beyond the Expiration Date, including the Company's ongoing indemnification obligation under Section 4, any post-termination payment provisions under
Section 5(a), my confidentiality and other obligations under Section 6, and our mutual arbitration obligations under Section 8, and I thereafter shall be an at-will employee of the Company.

               2. Nature of Duties. I shall be the Company's Chief Executive Officer and President and report directly to the Company's Board of Directors ("Board") and remain subject to the Board's direction and control. As such, I shall have all of the customary powers and duties associated with that position and shall manage the business of the Company on a day-to-day basis and shall report to and advise the Board regarding the management and operation of the Company's business. All other officers of the Company and its affiliates shall report to me. I shall devote my full business time and effort to the performance of my duties for the Company. I shall be subject to the Company's policies, procedures and approval practices, as generally in effect from time to time and made known to me, to the extent consistent with this Agreement. I shall not, while employed by the Company, engage in, accept employment from or provide services to any other person, firm, corporation, governmental agency or other entity; provided, however, that subject to Section 6(c) hereof, I may (a) devote a reasonable amount of time to civic activities, (b) maintain not more than two outside board positions with companies which do not compete with the Company and serve on the board of directors of a cooperative apartment in which I live, in each case subject to the prior consent of the Board, which consent shall not be unreasonably withheld, and (c) manage my own or my family's investments, provided that such activities do not conflict with or detract from my diligent performance of my duties hereunder.

               3. Place of Performance. I shall be based in New York City, except for required travel on the Company's business.

               4. Compensation and Related Matters.

                       (a) Base Salary. The Company shall pay me base salary at an annual rate of $600,000, or such higher rate as the Board elects to pay me. My base salary shall be paid in conformity with the Company's salary payment practices generally applicable to senior Company executives.

                       (b) Annual Bonuses; Annual Long Term Equity Incentive Grants. The Company shall pay me annual bonuses and grant me annual long term equity incentives, determined as follows:

                              (i) For each calendar year of the Term  commencing
with January 1, 2005, I shall receive pursuant to Section 10(b) of the Company's 2004 Long Term Incentive Plan (the "LTIP"), subject to shareholder approval thereof, a Performance Compensation Award grant that provides for an annual cash bonus opportunity for that calendar year ranging from 100% of my base salary at threshold performance to 200% of my base salary at maximum performance (with a target of 150% of my base salary at target performance) achieved in respect of Annual Performance Measures (as defined below) established for the calendar year as the Performance Period. Before February 28 of each such calendar year, the Performance Measures containing threshold, target or maximum performance criteria shall be set by the Compensation Committee of the Board (the "Compensation Committee"), but only after consultation with me in advance (the "Annual Performance Measures"). Any cash bonus earned pursuant to such Performance Compensation Award shall be paid in conformity with the Company's bonus payment practices generally applicable to senior Company executives. The Company shall provide me with an opportunity, on an annual basis, to defer in advance bonus amounts to which I would otherwise become entitled pursuant to the Performance Compensation Award and attributable to the calendar year for which a timely deferral has been made (hereinafter the date the bonus would otherwise be payable is referred to as the "Bonus Deferral Date"), to be paid to me within 90 days following the earlier of the expiration of the Term, or the termination of my employment for any reason (such date constituting a "Bonus Deferral Payment Date"). All amounts deferred by me shall be credited or debited by an amount equal to the annual rate equal to the annual total shareholder positive or negative return (dividends, plus any other property or consideration received by shareholders in connection with their ownership of class A common stock of the Company, plus or minus share price growth or depreciation) on the class A common stock of the Company, commencing as of the Bonus Deferral Date and ending as of the Bonus Deferral Payment Date.

                              (ii) For each calendar year of the Term commencing
with January 1, 2005, I shall receive pursuant to Section 10(b) of the LTIP, subject to shareholder approval thereof, a Performance Compensation Award grant that provides for an award of Restricted Shares, ranging in value from $250,000 should I achieve threshold performance to $750,000 should I achieve maximum performance (with a target of $500,000 should I achieve target performance), in each case in respect of the Annual Performance Measures (each, a "LTI Grant"). The Performance Compensation Award for each LTI Grant shall provide that the Restricted Shares earned in respect of the achievement of the Annual Performance Measures shall be issued after the end of the Performance Period in conformity with the Company's stock based award grant practices generally applicable to senior Company executives and shall vest

(unless my employment has terminated or as otherwise provided for hereunder) as follows: 50% of the grant shall vest in quarterly installments over the three-year period from January 1 of the calendar year to which the LTI Grant relates; 50% of the grant shall be shall vest on December 31 of the fourth year following the year in which the shares are issued (the "Fourth Anniversary") provided that the "Grant Performance Hurdle" (as defined below) has been satisfied as of the Fourth Anniversary. For purposes of this Agreement, "Grant Performance Hurdle" shall mean a total shareholder return of 13% per annum (consisting of dividends, plus share price growth, plus any other property or consideration received by shareholders in connection with their ownership of Class A common stock of the Company) measured for the four-year period commencing on January 1 during the year in which the shares have been issued and ending on the fourth anniversary thereof. All Dividends that are earned and accrued with respect to all vested and unvested Restricted Shares issued pursuant to each LTI Grant shall be currently paid to me. Notwithstanding the foregoing, in accordance with the deferral provisions of the LTIP, the Company shall permit me to defer receipt of some or all of the Restricted Shares transferable to me prior to vesting.

                              (iii) I shall be eligible  for such other  bonuses
and  other  incentive   compensation  under  bonus  and  incentive  stock  plans
(including plans that provide for performance compensation tied to carried interest and investment management fees from funds under management) generally available to other senior Company executives as the Compensation Committee determines in its sole discretion.

                              (iv)  The Company covenants to use best efforts to
obtain shareholder approval of the LTIP in connection with the above grants.

                       (c) Stock Options, Restricted Stock, and Incentive Plans.

                              (i)  As of the  Effective  Date,  pursuant  to the
LTIP, subject to shareholder approval thereof, the Company shall grant to me Restricted Shares equal to 218,818 shares of Class A common stock of the Company (the "Initial Grant"). The Initial Grant shall (unless my employment has terminated or as otherwise provided for herein) vest as follows: (I) 50% of the value of the award shall vest in eight (8) equal quarterly installments commencing on March 31, 2007, and (II) 50% of the value of the award shall be structured as a "Performance Compensation Award" pursuant to Section 10(b) of the LTIP, and shall vest on the Expiration Date, subject to satisfaction of the Grant Performance Hurdle, measured for the five-year period commencing on January 1, 2004 and ending on the Expiration Date. All dividends that are earned and accrue with respect to all vested and unvested Restricted Shares issued pursuant to the Initial Grant shall be currently paid to me. Notwithstanding the foregoing, in accordance with the deferral provisions of the LTIP, the Company shall permit me to defer receipt of some or all of the Restricted Shares transferable to me upon vesting.

                              (ii) I shall be  eligible  to  participate  in all
stock option, restricted stock, and incentive plans generally available to other senior Company executives as the Compensation Committee determines in its sole discretion, (including plans that provide for performance compensation tied to carried interest and investment management fees from funds under management).

                              (iii) The Company covenants to use best efforts to
obtain shareholder approval of the LTIP in connection with the above grants.

                       (d) Performance Compensation Award.

                              (i)  As of the  Effective  Date,  pursuant  to the
LTIP, subject to shareholder approval thereof, the Company shall grant to me a Performance Compensation Award that provides for a cash payment to me equal to 8% of any payments received by the Company as incentive management fees paid by CT Mezzanine Partners III, Inc. ("Fund III"), which shall (unless otherwise provided for herein) vest as follows: 65% shall be vested as of the close of the investment period for Fund III and the remaining 35% shall be vested upon the Company's receipt of the incentive management fees.

                              (ii) On or  before  the first  anniversary  of the
date hereof, pursuant to the LTIP, subject to shareholder approval thereof, I shall be eligible receive an additional Performance Compensation Award grant as determined by the Compensation Committee in its sole discretion that provides for a cash payment to me equal to up to an additional 10% of any incentive management fees received by the Company from Fund III, which, if granted, shall (unless otherwise provided for herein) vest as follows: 65% shall be vested as of the close of the investment period for Fund III and the remaining 35% shall be vested upon the Company's receipt of the incentive management fees.

                              (iii) Subject to shareholder approval of the LTIP,
I agree to surrender my rights under, and terminate, that certain Incentive Compensation Agreement, dated as of October 15, 2003, by and between me and the Company, relating to incentive compensation payable in respect of carried interest distributions received by the Company from CT Mezzanine Partners II LP ("Incentive Compensation Agreement"); provided that the Company shall grant to me, simultaneously, a Performance Compensation Award pursuant to the LTIP that provides for equivalent incentive compensation fully vested to the extent the right to compensation under the Incentive Compensation Agreement is vested as of the date of grant.

                              (iv) The Company  covenants to use best efforts to
obtain shareholder approval of the LTIP in connection with the above grants.

                       (e) Standard Benefits. During my employment, I shall be entitled to participate in all employee benefit plans and programs, including paid vacations, to the same extent generally available to other senior Company executives, in accordance with the terms of those plans and programs, including, without limitation, (i) continued coverage for me under the term life insurance policy and disability insurance policy as in effect immediately prior to the Effective Date (with the Company continuing to pay or reimburse for all applicable premiums), (ii) continued first-class business travel, and (iii) continued reimbursement for a luxury automobile and a full-time driver employed for my benefit by the Company. For purposes of determining service credit under any employee benefit or welfare plan maintained by the Company, I shall be given service credit for my service with all predecessors of the Company, including without limitation for this purpose Victor Capital Group LP ("Victor Capital").

                       (f) Indemnification. The Company shall extend to me the same indemnification arrangements as are generally provided to other senior Company executives, including after the termination of my employment. Notwithstanding the foregoing, during the Term, the Company shall continue in effect at minimum the same terms of indemnification and the same level of Directors and Officers insurance coverage as were in effect immediately prior to the Effective Date.

                       (g) Expenses. I shall be entitled to receive prompt reimbursement for all reasonable and customary travel and business expenses I incur in connection with my employment but I must incur and account for those expenses in accordance with the policies and procedures established by the Company.

                       (h) Sarbanes-Oxley Act Loan Prohibition. To the extent that any Company benefit, program, practice, arrangement, or this Agreement would or might otherwise result in my receipt of an illegal loan ("Loan"), the Company shall use reasonable efforts to provide me with a substitute for the Loan that is lawful and of at least equal value to me.

               5. Termination.

                       (a) Rights and Duties. If my employment is terminated, I shall be entitled to the amounts or benefits shown on the applicable row of the following table, subject to the balance of this Section 5. The Company and I shall have no further obligations to each other, except the Company's ongoing indemnification obligation under Section 4, my confidentiality and other obligations under Section 6, and our mutual arbitration obligations under
Section 8, or as set forth in any written agreement I subsequently enter into with the Company.

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DISCHARGE                   Payment or provision when due of (1) any unpaid base
FOR CAUSE                   salary,  expense  reimbursements,  and vacation days
                            accrued prior to termination of employment,  and (2)
                            other unpaid  vested  amounts or benefits or amounts
                            deferred under Company compensation,  incentive, and
                            benefit plans (including,  without limitation vested
                            interests  I may have  with  respect  to Fund II and
                            Fund  III or  any  previous  grant  of  equity).  In
                            addition,  I may  continue  to  exercise  my  vested
                            options for up to the earlier of (a) the  expiration
                            date  of  such  options  or (b)  the  date  90  days
                            following my termination.
--------------------------------------------------------------------------------
DISABILITY                  Same as for "Discharge for Cause" EXCEPT that (I) my
                            base salary shall continue until the commencement of
                            payments under my disability  insurance policy, (II)
                            I shall be  entitled  to receive a  pro-rated  bonus
                            determined  for the  year  in  which  my  disability
                            became  effective   hereunder,   and  calculated  at
                            "target",  (III)  the  Company  shall  pay the COBRA
                            premiums    associated   with   continuing   medical
                            insurance coverage for my benefit and the benefit of
                            my  spouse  and  dependent  children  for  one  year
                            following my disability  effective  date, and (IV) I
                            will  continue  to vest  for one year  following  my
                            disability  effective date in all awards  previously
                            granted  to  me,  and  in   determining   the  Grant
                            Performance  Hurdle  for any  remaining  performance
                            vesting   period,   I  will  be  credited  with  the
                            shareholder  return for the full year  preceding the
                            year of my disability effective date. In addition, I
                            may continue to exercise my vested options for up to
                            one year following my  termination,  or if later, up
                            until the expiration date of such options.
--------------------------------------------------------------------------------
DISCHARGE                   Same as for  "Discharge  for Cause"  EXCEPT that, in
OTHER THAN                  exchange for my execution of a release in accordance
FOR CAUSE                   with  this  section,  (1) I  shall  be  entitled  to
OR                          receive a lump-sum  payment  equal to the greater of
DISABILITY                  (x) the sum of my base salary and cash bonus payable
                            through  the  Expiration  Date  (with the cash bonus
                            based on target and assuming the satisfaction of all
                            Annual Performance  Measures or (y) twice the sum of
                            (I) my base salary then payable and (II) the highest
                            annual bonus paid to me during the Term, (2) all LTI
                            Grants  made prior  thereto  and the  Initial  Grant
                            shall  immediately vest in full, (3) the Performance
                            Compensation Awards awarded under Section 4(d) shall
                            immediately  vest in  full,  (4) I may  continue  to
                            exercise  my  vested  options  for  up to  one  year
                            following  my discharge  or, if later,  up until the
                            expiration date of such options, and (5) the Company
                            shall  pay  the  COBRA  premiums   associated   with
                            continuing medical insurance coverage for my benefit
                            and the benefit of my spouse and dependent  children
                            for 18 months following my date of discharge or such
                            earlier  time I  shall  obtain  comparable  coverage
                            through another employer.
--------------------------------------------------------------------------------
RESIGNATION                 Same as for "Discharge for Cause."
WITHOUT GOOD
REASON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RESIGNATION                 Same  as  for  "Discharge  Other  Than  for Cause or
WITH GOOD                   Disability."
REASON

--------------------------------------------------------------------------------
DEATH                       Same as for "Discharge for Cause" EXCEPT that (1) my
                            legal  representative  shall be  entitled to receive
                            any death benefits  payable under the life insurance
                            maintained  on my behalf by the  Company  as well as
                            any earned but as of yet unpaid  bonus  amounts from
                            the year  preceding  the date of my  death,  (2) any
                            equity and  performance  compensation  awards I have
                            shall  continue to vest for one year  following  the
                            date  of my  death,  and in  determining  the  Grant
                            Performance  Hurdle  for any  remaining  performance
                            vesting period,  my estate will be credited with the
                            shareholder  return for the full year  preceding the
                            year of my  death,  (3) the  Company  shall  pay the
                            COBRA premiums  associated with  continuing  medical
                            insurance  coverage for the benefit of my spouse and
                            dependent children for one year following my date of
                            death,  and (4) my vested options may continue to be
                            exercised for up to one year following my death,  or
                            if  later,  up  until  the  expiration  date of such
                            options.
--------------------------------------------------------------------------------
TERMINATION                 Same as for  "Discharge  Other  Than  for  Cause  or
UPON OR AFTER               Disability"  EXCEPT (1) the lump-sum  payment  shall
THE EXPIRATION              equal one year of my current  base  salary as of the
OF AGREEMENT                Expiration  Date, (2) I shall be paid any earned but
                            as of yet  unpaid  bonus  at  target  for  the  most
                            recently   completed   fiscal  year   preceding   my
                            termination  date,  (3) I shall  receive  additional
                            vesting on all awards  previously  granted to me for
                            one year  following  my  termination,  and (4) I may
                            continue to exercise my vested options for up to one
                            year following my termination, or if later, up until
                            the expiration of such options.
--------------------------------------------------------------------------------

                       (b) Discharge for Cause. The Company may terminate my employment at any time if the Board (without my vote) believes in good faith that it has Cause to terminate me. "Cause" shall include, but not be limited to:

                              (i)  Fraud  and  Dishonesty.  My  commission  of a
willful act of fraud, embezzlement or misappropriation of any money or properties of the Company or its affiliates (other than an insubstantial and unintentional misappropriation that has not been remedied within 10 days after the Company provides me with notice of such misappropriation).

                              (ii)  Criminal  Act. My  conviction of a felony or
any material violation of any federal or state securities law (whether by plea of nolo contendere or otherwise) or my being enjoined from violating any federal or state securities law or being determined to have violated any such law.

                              (iii) Reckless Conduct.  My engaging in willful or
reckless misconduct in connection with any property or activity, the purpose or effect of which materially and adversely affects the Company and/or its subsidiaries and affiliates, and/or their predecessors and successors (collectively, the "Group").

                              (iv) Substance  Abuse. My repeated and intemperate
use of alcohol or illegal drugs after written notice from the Board that such use, if continued, would result in the termination of my employment hereunder.

                              (v)  Breach of  Agreement.  My  failure to cure my
material breach of any of my obligations under this Agreement (other than by reason of physical or mental illness, injury, or condition) after having received 10 days' notice from the Board of the breach.

                              (vi) Barred  from  Office.  My becoming  barred or
prohibited by the SEC from holding my position with the Company.

                       (c) Termination for Disability. Except as prohibited by applicable law, the Company may terminate my employment on account of Disability, or may transfer me to inactive employment status, which shall have the same effect under this Agreement as a termination for Disability. "Disability" means a physical or mental illness, injury, or condition that prevents me from performing substantially all of my duties under this Agreement for at least 120 consecutive calendar days or for at least 180 calendar days, whether or not consecutive, in any 365 calendar day period, or is likely to do so, as certified by a physician selected by the Board.

                       (d) Discharge Other Than for Cause or Disability. The Company may terminate my employment at any time for any reason, and without advance notice. If I am terminated by the Company other than for Cause under
Section 5(b) or Disability under Section 5(c), I will only receive the special benefits provided for a Discharge other than for Cause or Disability under
Section 5(a) if I sign a separation agreement and general release in the form attached hereto as Schedule A and do not thereafter revoke the release.

                       (e) Resignation. If I resign other than for Good Reason, the Company may accept my resignation effective on the date set forth in my notice or any earlier date. If I resign other than for Good Reason, I agree that the Restricted Period (as defined in Section 6(b)) shall begin on the date of my resignation. If I resign for Good Reason, my employment will end on my last date of work and I will receive the benefits to which I am entitled under Section 5(a), but only if I sign the separation agreement and general release described in Section 5(d), above, and I do not thereafter revoke the release. "Good Reason" means that, without my express written consent, one or more of the following events occurred after my execution of this Agreement:

                              (i)   Demotion.   I  am   assigned   any   duties,
responsibilities or title materially inconsistent with my rights under this Agreement (including without limitation hiring by the Company of an executive to whom I report or does not report to me), other than as a result of (or I connection with) the Company's ceasing to be a public company.

                              (ii)  Compensation   Reduction.   My  compensation
provided for under this Agreement is materially reduced (other than any reduction resulting from the good faith application by the Compensation Committee of performance factors under the LTIP).

                              (iii) Relocation. The Company requires me, without
my consent, to be based at any office or location outside of a 40-mile radius of Midtown Manhattan, New York, New York.

                              (iv) Breach of Promise.  The Company fails to cure
its material breach of this Agreement within seven days after I give it written notice thereof.

                              (v) Discontinuance of Benefits.  The Company stops
providing me with benefits that, in the aggregate, are substantially as valuable to me as those I enjoyed immediately prior to the Effective Date other than a result of across-the-board benefit reductions affecting all executives of similar status employed by the Company and any entity in control of the Company.

                              (vi)  Change of  Control.  The Company is involved
in:

                                     (1) a merger or acquisition in which 50% or
more of the Company's voting stock outstanding after the merger or acquisition is held by holders different from those who held the Company's voting stock immediately prior to such merger or acquisition;

                                     (2) the sale, transfer or other disposition
of all or substantially all of the assets of the Company in liquidation or dissolution of the Company;

                                     (3) a transfer of all  or substantially all
of the Company's assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company's resulting interest is or becomes less than 50%;

                                     (4)  on  or  after  the  Effective  Date, a
change in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the Company's voting stock; or

                                     (5) a  change  occurs in the composition of
the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with a solicitation subject to Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act of 1934, as amended, or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board shall not be so considered as a member of the Incumbent Board.

                              (vii)   Notice  of   Prospective   Action.   I  am
officially notified (or it is officially announced) that the Company will take any of the actions listed above during the term of this Agreement.

However, an event that is or would constitute Good Reason shall cease to be Good Reason if: (1) I do not give the Company written notice of my intent to terminate my employment within 45 days after the event occurs; (2) the Company reverses the action or cures the default that constitutes Good Reason within 30 days after I notify it in writing that Good Reason exists before I terminate employment; or (3) I was a primary instigator of the Good Reason event and the circumstances make it inappropriate for me to receive Good Reason resignation benefits under this Agreement.

                       (f) Death. If I die while employed under this Agreement, the payments required by Section 5(a) in the event of my death shall be made.

               6. Confidentiality and Other Obligations.

                       (a) Confidential Information. During the term of my employment, in exchange for my promises to use such information solely for the Company's benefit, the Company has provided and will continue to provide me with Confidential Information concerning, among other things, its business, operations, clients, investors, and business partners. "Confidential Information" refers to information not generally known by others in the form in which it is used by the Company, and which gives the Company a competitive advantage over other companies which do not have access to this information, including secret, confidential, or proprietary information or trade secrets of the Company and its subsidiaries and affiliates, conveyed orally or reduced to a tangible form in any medium, including information concerning the operations, future plans, customers, business models, strategies, and business methods of the Company and its subsidiaries and affiliates, as well as information about the Company's active and prospective investors, clients and business partners and their respective investment preferences, risk tolerances, portfolio allocations and amounts, cash flow requirements, contact information, and other information about how to best serve their needs and preferences. "Confidential Information" does not include information that (i) I knew prior to my employment with the Company, (ii) subsequently came into my possession other than through my work for the Company and not as a result of a breach of any duty owed to the Company, (iii) is generally known within the relevant industry, or (iv) involves my personal materials and materials generated in connection with my prior service with Victor Capital.

                       (b) Promise Not to Disclose. I promise never to use or disclose any Confidential Information before it has become generally known within the relevant industry through no fault of my own. I agree that this promise shall never expire.

                       (c) Promise Not to Solicit. Because my position enables me to learn Confidential Information regarding the clients, investors, and business partners of the Company and how best to serve them, I further agree that, during my employment with the Company and for 24 months after my termination for Cause under Section 5(b), resignation without Good Reason under
Section 5(e), or resignation with Good Reason under Section 5(e)(vi) (the "Restricted Period"): (1) as to any client, investor, or business partner of the Company with whom I had dealings or about whom I acquired proprietary information during my employment (or as to any investor in any investment fund or vehicle owned, managed, or established by the Company, I will not solicit or attempt to solicit (or assist others to solicit) the investor, client, or business partner to invest in or do business with any person or entity other than the Company; and
(2) I will not solicit or attempt to solicit (or assist others to solicit) for employment any person who is, or within the preceding six months was, an officer, manager, employee, or consultant of the Company. I agree that the restrictions set forth in this paragraph do not prohibit me from engaging in my livelihood and do not foreclose my working with investors, clients, or business partners not identified in this paragraph.

                       (d) Promise Not to Engage in Certain Employment. I agree that, during the Restricted Period, I will not, without the prior written consent of the Board, accept any employment, provide any services, advice or information; or assist or engage in any activity (whether as an employee, consultant, or in any other capacity, whether paid or unpaid) with (1) any specialty finance firm or investment management company focused on commercial real estate-related debt instruments or (2) any business that, as of the date of my termination, directly competes with the Company.

                       (e) Return of Information. When my employment with the Company ends, I will promptly deliver to the Company, or, at its written instruction, destroy, all documents, data, drawings, manuals, letters, notes, reports, electronic mail, recordings, and copies thereof, of or pertaining to it or any other Group member in my possession or control. In addition, during my employment with the Company or the Group and thereafter, I agree to meet with Company personnel and, based on knowledge or insights I gained during my employment with the Company and the Group, answer any question they may have related to the Company or the Group.

                       (f) Intellectual Property. Intellectual property (including such things as all ideas, concepts, inventions, plans, developments, software, data, configurations, materials (whether written or machine-readable), designs, drawings, illustrations, and photographs, that may be protectable, in whole or in part, under any patent, copyright, trademark, trade secret, or other intellectual property law), developed, created, conceived, made, or reduced to practice during my Company employment (except intellectual property that has no relation to the Group or any Group customer that I developed, etc., purely on my own time and at my own expense or that related to the business and affairs of Victor Capital), shall be the sole and exclusive property of the Company, and I hereby assign all my rights, title, and interest in any such intellectual property to the Company.

                       (g) Enforcement of This Section. This section shall survive the termination of this Agreement for any reason. I acknowledge that (a) my services are of a special, unique, and extraordinary character and it would be very difficult or impossible to replace them, (b) this section's terms are reasonable and necessary to protect the Company's legitimate interests, (c) this section's restrictions will not prevent me from earning or seeking a livelihood,
(d) this section's restrictions shall apply wherever permitted by law, and (e) my violation of any of this section's terms would irreparably harm the Company. Accordingly, I agree that, if I violate any of the provisions of this section, the Company or any Group member may be entitled to seek, in addition to other remedies available to it, an injunction to be issued by any court of competent jurisdiction restraining me from committing or continuing any such violation.

               7. Notice.

                       (a) To the Company. I will send all communications to the Company in writing, by mail, hand delivery or facsimile, addressed as follows (or in any other manner the Company notifies me to use):

                               Capital Trust, Inc.
                               Attention: Samuel Zell
                               410 Park Avenue, 14th Floor
                               New York, New York 10022
                               Fax: (212) 655-0044
                               Tel.: (212) 655-0220

               With copy to:   Martin L. Edelman
                               Michael L. Zuppone
                               Paul, Hastings, Janofsky & Walker LLP
                               75 East 55th Street
                               New York, New York 10022-3205

                       (b) To Me. All communications from the Company to me relating to this Agreement must be sent to me in writing at my Company office or in any other manner I notify the Company to use.

                       (c) Time Notice Deemed Given. Notice shall be deemed to have been given when delivered or, if earlier (1) when mailed by United States certified or registered mail, return receipt requested, postage prepaid, or (2) faxed with confirmation of delivery, in either case, addressed as required in this section.

               8. Registration Rights and Related Assistance. During the Term and for so long thereafter as I or my estate directly or indirectly own class A common stock, stock options or equity-based awards issued by the Company, and for so long as the Company's common stock is publicly traded, (A) the Company shall file with the Securities and Exchange Commission and thereafter maintain the effectiveness of one or more registration statements on Form S-8 (or any successor form) registering under the Securities Act of 1933, as amended (the "1933 Act"), the offer and sale of shares by the Company to me pursuant to stock options or other equity-based awards granted to me under this Agreement, Company compensation plans or otherwise and (B) to the extent that I (or my estate) determine to engage in an exempt sale of any common stock or other securities of the Company, the Company shall take all commercially reasonable steps to cooperate with and assist me (or my estate) in connection with such sale.

               9. Arbitration of Disputes. Except for the Company's right to seek injunctive relief in accordance with Section 6(g), above, all disputes between the Company and me are to be resolved by final and binding arbitration in accordance with the separate Arbitration

Agreement attached as Schedule B to this Agreement. This section shall remain in effect after the termination of this Agreement.

               10. Amendment. No provisions of this Agreement may be modified, waived, or discharged except by a written document signed by a duly authorized Company officer and me. Thus, for example, promotions, commendations, and/or bonuses shall not, by themselves, modify, amend, or extend this Agreement. A waiver of any conditions or provisions of this Agreement in a given instance shall not be deemed a waiver of such conditions or provisions at any other time.

               11.    Interpretation;    Exclusive    Forum.    The    validity,
interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of New York (excluding any that mandate the use of another jurisdiction's laws). Any litigation, arbitration, or similar proceeding with respect to such matters only may be brought within that state, and all parties to this Agreement consent to that state's jurisdiction and agree that venue anywhere in that state would be proper.

               12. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, me and my estate, but I may not assign or pledge this Agreement or any rights arising under it, except to the extent permitted under the terms of the benefit and compensation plans in which I participate.

               13. Fees. The Company shall pay for my reasonable legal fees incurred in the preparation and negotiation of this Agreement.

               14. Taxes. The Company shall withhold taxes from payments it makes pursuant to this Agreement as it determines to be required by applicable law.

               15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

               16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute the same instrument.

               17. Entire Agreement; Prior Agreements. All oral or written agreements or representations, express or implied, with respect to the subject matter of this Agreement are set forth in this Agreement. Upon my execution of this Agreement, the employment agreement between myself and the Company dated as of July 15, 1997 will be considered null and void, and neither I nor the Company shall have any further obligations or rights thereunder.

--------------------------------------------------------------------------------
I ACKNOWLEDGE THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND ME RELATING TO THE SUBJECTS COVERED IN THIS AGREEMENT ARE CONTAINED IN IT AND THAT I HAVE ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

I FURTHER ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, THAT I UNDERSTAND ALL OF IT, AND THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF OF THAT OPPORTUNITY TO THE EXTENT I WISHED TO DO SO. I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP MY RIGHT TO A JURY TRIAL.
--------------------------------------------------------------------------------


Date:  As of February 24, 2004                 CAPITAL TRUST, INC.

                                               By:  /s/ Brian H. Oswald
                                                    -------------------------
                                               Name:   Brian H. Oswald
                                               Title: Chief Financial Officer

Date:  As of February 24, 2004                 CT INVESTMENT MANAGEMENT CO., LLC

                                               By:  /s/ Brain H. Oswald
                                                    -------------------------
                                               Name:   Brain H. Oswald
                                               Title: Chief financial Officer




Date:  As of February 24, 2004                 /S/ JOHN R. KLOPP
                                               ------------------------------
                                               JOHN R. KLOPP

                                   SCHEDULE A

                    SEPARATION AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------

        This SEPARATION AGREEMENT AND GENERAL RELEASE ("Release") made this ___ day of _________, ____ by and between Capital Trust, Inc. and CT Investment Management Co., LLC (together, the "Company") and John R. Klopp ("Executive"):

        In exchange for the mutual promises exchanged herein and other good and valid consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

        1. Employment Termination
           ----------------------

        Executive agrees that his employment with the Company has ended or will end on [date].

        2. Claims Released
           ---------------

        In exchange for the benefits provided herein, Executive irrevocably and unconditionally releases the Company, its current or former parents, subsidiaries, or affiliates, their past, present, or future employees or agents, and their successors (collectively, the "Released Parties"), from all known or unknown claims that Executive presently may have arising out of his employment with, or separation from, the Company, other than claims (i) seeking enforcement of this Release, (ii) for vested awards or benefits under the Company's employee benefit plans, including the 2004 Long-Term Incentive Program, and (iii) to indemnification and coverage under the Company's directors and officers' insurance policies ("Claims"). The Claims Executive is releasing include, without limitation, claims under the Age Discrimination in Employment Act ("ADEA") and Executive Order 11,141; Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, and Executive Order 11,246; the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973; the New York State Human Rights Law; the New York City Human Rights Law; or any other federal, state, or local common law, statute, regulation, or law of any other type. Executive acknowledges that he is releasing Claims he knows he has and Claims he may not know he has, and understands the significance of doing so.

        3. Pursuit of Released Claims
           --------------------------

        Executive agrees to withdraw with prejudice all complaints or charges, if any, he has filed against any Released Party with any agency or court. Executive agrees that he will never file any lawsuit or complaint against them based on the Claims purportedly released in this Release. Executive promises never to seek any damages, remedies, or other relief for himself personally (any right to which he hereby waives) by filing or prosecuting a charge with any administrative agency with respect to any Claim purportedly released by this Release. Executive promises to request any administrative agency or other body assuming jurisdiction of any such lawsuit, complaint, or charge to withdraw from the matter or dismiss the matter with prejudice.

        4. Nonadmission of Liability
           -------------------------

        Executive agrees that this Release is not an admission of guilt or wrongdoing by the Released Parties and acknowledges that the Released Parties do not believe or admit that they have done anything wrong.

        5. Confidentiality and Non-Disparagement
           -------------------------------------

        Executive agrees to keep the fact and terms of this Release in strict confidence. Executive agrees not to disclose this document, its contents or subject matter to any person other than his immediate family, attorney, accountant or income tax preparer, or otherwise as required by law. Executive agrees that he will not denigrate, disparage, defame, impugn, or otherwise damage or assail the reputation or integrity of the Company or any Released Party.

        6. Consideration of Release
           ------------------------

        Executive acknowledges that, before signing this Release, he was given at least 21 calendar days to consider this Release. Executive waives any right he might have to additional time beyond this consideration period within which to consider this Release. Executive acknowledges that: (a) he took advantage of that time to consider this Release before signing it; (b) he carefully read this Release; (c) he fully understands what this Release means; (d) he is entering into it voluntarily; (e) he is receiving valuable consideration in exchange for his execution of this Release that he would not otherwise be entitled to receive; and (f) the Company, in writing, encouraged him to discuss this Release with his attorney (at his own expense) before signing it, and that he did so to the extent he deemed appropriate. Executive may revoke his release of claims under the ADEA within seven (7) days after he signs this Release, in which case he will not be entitled to receive all of the benefits set forth herein.

        7. Miscellaneous
           -------------

        This Release sets forth the entire agreement between Executive and the Company pertaining to the subject matter of this Release. This Release may not be modified or canceled in any manner except by a writing signed by both Executive and an authorized Company official. Executive acknowledge that the Company has made no representations or promises to him other than those in this Release. If any provision in this Release is found to be unenforceable, all other provisions will remain fully enforceable. It is not necessary that the Company sign this Release for it to become binding on both Executive and the Company. This Release binds Executive's heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of the Released Parties and their heirs, administrators, representatives, executors, successors, and assigns. This Release shall be construed as a whole according to its fair meaning; it shall not be construed strictly for or against Executive or the Released Parties. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other. Disputes under this Release are to be resolved in accordance with the existing arbitration agreement between the parties. Except to the extent governed by federal law, this Release shall be governed by the statutes and common law of the State of New York (excluding any that mandate the use of another jurisdiction's laws). Section headings in this Agreement are included for convenience of reference only and shall not be a part of this Agreement for any other purpose.


--------------------------------------------------------------------------------
TAKE THIS RELEASE HOME, READ IT, AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. THIS RELEASE INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.
--------------------------------------------------------------------------------


Date:  ________________________                CAPITAL TRUST, INC.

                                               By: _________________________
                                               Name: _______________________
                                               Title: ______________________

Date:  ________________________                CT INVESTMENT MANAGEMENT CO., LLC

                                               By: _________________________
                                               Name:  ______________________
                                               Title: ______________________



Date:  ________________________                _____________________________
                                               JOHN R. KLOPP

                                   SCHEDULE B

                      MUTUAL AGREEMENT TO ARBITRATE CLAIMS
                      ------------------------------------

               I recognize that differences may arise between Capital Trust, Inc. and CT Investment Management Co., LLC (together, the "Company") and me during or following my employment with the Company, and that those differences may or may not be related to my employment. I understand and agree that by entering into this Agreement to Arbitrate Claims ("Agreement"), I anticipate gaining the benefits of a speedy, impartial dispute-resolution procedure.

               Except as provided in this Agreement, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this Agreement. To the extent that the Federal Arbitration Act either is inapplicable, or held not to require arbitration of a particular claim or claims, New York law pertaining to agreements to arbitrate shall apply.

               I understand that any reference in this Agreement to the Company will be a reference also to all of its subsidiary and affiliated entities, all benefit plans, the benefit plans' sponsors, fiduciaries, administrators, and affiliates, and all successors and assigns of any of them.

               Claims Covered by the Agreement
               The Company and I mutually consent to the resolution by arbitration of all claims or controversies ("claims"), past, present or future, which arise, directly or indirectly, out of my employment (or its termination) or the business of the Company, that the Company may have against me or that I may have against the Company or against its officers, directors, employees or agents in their capacity as such or otherwise. The claims covered by this
Agreement  include,   but  are  not  limited  to,  claims  for  wages  or  other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or medical condition, handicap or disability); and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except claims excluded elsewhere in this Agreement.

               Except as otherwise provided in this Agreement, both the Company and I agree that neither of us shall initiate or prosecute any lawsuit or administrative action (other than an administrative charge of discrimination to the EEOC or similar fair employment practices agency, or an administrative charge within the jurisdiction of the National Labor Relations Board or U.S. Department of Labor), in any way related to any claim covered by this Agreement.

               Claims Not Covered by the Agreement
               This Agreement does not cover claims for workers' compensation or unemployment compensation benefits; or any claim as to which final and binding arbitration cannot be required as a matter of law.

               Claims, either by the Company or by me, seeking injunctive relief for alleged violations of intellectual property rights and non-disclosure and non-solicitation covenants also are not covered by this Agreement (although all other aspects of such claims, including any claims for damages, are covered by this Agreement).

               Required Notice of All Claims and Statute of Limitations The Company and I agree that the aggrieved party must give written notice of any claim to the other party no later than the applicable Statute of Limitations as may be prescribed by law.

               Written notice to the Company, or its officers, directors, employees or agents, shall be sent to the addresses set forth in my Employment Agreement. I will be given written notice at the last address recorded in my personnel file.

               The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based. The notice shall be sent to the other party by certified or registered mail, return receipt requested.

               Representation
               Any  party  may  be   represented   by  an   attorney   or  other
representative selected by the party.

               Discovery
               Each party shall have the right to take the  deposition  of three
(3) individuals and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. The subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had where the arbitrator selected pursuant to this Agreement so orders, upon an appropriate showing of justification.

               Designation of Witnesses
               At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration.

               Subpoenas
               Each party shall have the right to subpoena witnesses and documents for the arbitration.

               Arbitration Procedures
               The arbitration will be held under the auspices of the American Arbitration Association ("AAA").

               The  Company  and I  agree  that,  except  as  provided  in  this
Agreement, the arbitration shall be in accordance with the AAA's National Rules for Resolution of Employment Disputes (or other then-current employment arbitration procedures). The arbitrator shall be either a retired judge, or an attorney licensed to practice law in the state in which the arbitration is convened and with demonstrated experience and expertise in executive compensation matters (the "Arbitrator"). The arbitration shall take place in or near the city in which I am or was last employed by the Company.

               The Arbitrator shall be selected as follows. The sponsoring organization shall give each party a list of 11 arbitrators drawn from its panel of employment dispute arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately from the list of common names until only one remains. The party who did not initiate the claim shall strike first. If no common name exists on the lists of all parties, the sponsoring organization shall furnish an additional list and the process shall be repeated. If no arbitrator has been selected after two lists have been distributed, then the parties shall strike alternately from a third list, with the party initiating the claim striking first, until only one name remains. That person shall be designated as the Arbitrator.

               The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. If the parties' dispute concerns a contract in which the parties have included a choice of law provision, the Arbitrator shall apply the law as designated by the parties. The Arbitrator is without jurisdiction to apply any different substantive law, or law of remedies. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

               The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person, as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

               Either   party  may  obtain  a  court   reporter   to  provide  a
stenographic record of proceedings.

               Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

               The Arbitrator shall render a written award and opinion in the form setting forth his/her findings and conclusions.

               Either party shall have the right, within 20 days of issuance of the Arbitrator's opinion, to file with the Arbitrator a motion to reconsider (accompanied by a supporting brief), and the other party shall have 20 days from the date of the motion to respond. The Arbitrator thereupon shall reconsider the issues raised by the motion and, promptly, either confirm or change the decision, which (except as provided by this Agreement) shall then be final and conclusive upon the parties.

               Arbitration Fees and Costs
               The Company will be responsible for paying any filing fee and the fees and costs of the Arbitrator and the arbitration; provided, however, that if I am the party initiating the claim, I am responsible for contributing an amount equal to the filing fee to initiate a claim in the court of general jurisdiction in the state in which I am (or was last) employed by the Company. Each party shall pay for its own costs and attorneys' fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees, or if there is a written agreement providing for fees, the Arbitrator may award reasonable fees to the prevailing party, under the standards for fee shifting provided by law.

               Judicial Review
               Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award.

               Interstate Commerce
               I   understand   and  agree  that  the   Company  is  engaged  in
transactions involving interstate commerce and that the Federal Arbitration Act applies to this Agreement.

               Requirements for Modification or Revocation
               This Agreement to arbitrate shall survive the termination of my employment. It can only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this Agreement.

               Sole and Entire Agreement
               This is the complete agreement of the parties on the subject of arbitration of disputes. This Agreement supersedes any prior or contemporaneous oral or written understandings on the subject. No party is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.

               Severability
               If any provisions of this Agreement are adjudged to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement, as the parties hereto intend to create a binding agreement to arbitrate regardless of the unenforceability of any particular term or terms.

               Consideration
               The promises by the Company and by me to arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for each other.

               Voluntary Agreement
               I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, THAT I UNDERSTAND ITS TERMS, THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND ME RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT, AND THAT I HAVE ENTERED INTO THE AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

               I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP MY RIGHT TO A JURY TRIAL.

                                                              Employee initials:
                                                              J.K.
                                                              ------------------

               I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF OF THAT OPPORTUNITY TO THE EXTENT I WISH TO DO SO.


Date:  As of February 24, 2004                 /S/ JOHN R. KLOPP
                                               -----------------------------
                                               JOHN R. KLOPP



Date:  As of February 24, 2004                 CAPITAL TRUST, INC.

                                               By: /s/ Brian H. Oswald
                                                   -------------------------
                                               Name:  Brian H. Oswald
                                               Title: Chief Financial Officer


Date:  As of February 24, 2004                 CT INVESTMENT MANAGEMENT CO., LLC

                                               By: /s/ Brian H. Oswald
                                                   -------------------------
                                               Name:  Brian H. Oswald
                                               Title: Chief Financial Officer